Filed Pursuant to Rule 424(b)(4)
Registration No. 333-226176

PROSPECTUS SUPPLEMENT

(to Prospectus dated July 30, 2018)

4,500,000 Shares

Skyline Champion Corporation

Common Stock

This prospectus supplement relates to the sale of 4,500,000 shares of common stock of Skyline Champion Corporation by the selling shareholders identified in this prospectus supplement under the heading “Selling Shareholders.”

The selling shareholders will receive all of the proceeds from the sale of their shares. We will not receive any of the proceeds from the sale of the shares sold by the selling shareholders.

You should carefully read this prospectus supplement, together with the accompanying prospectus and the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “SKY.” On November 26, 2018, the last reported sale price of our common stock was $23.59 per share.

The underwriter has agreed to purchase shares of our common stock from the selling stockholders at a price of $21.80 per share, which will result in approximately $98,100,000 of proceeds to the selling stockholders before expenses. The underwriter proposes to offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part.

We refer you to “Underwriting” beginning on page S-18 of this prospectus supplement for additional information regarding underwriting compensation.”

The selling shareholders have granted the underwriter an option for a period of up to 30 days to purchase up to an additional 675,000 shares of common stock at the public offering price less the underwriting discount. The selling shareholders will receive all of the proceeds from the sale of any such additional shares to the underwriter.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and those documents incorporated by reference to read about factors you should consider before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares against payment on or about November 30, 2018.

Morgan Stanley

Prospectus supplement dated November 27, 2018

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us, our business, and our prospects. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the shares of common stock being offered and other information you should know before investing in these securities.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus or in any free-writing prospectus we may authorize to be delivered or made available to you. None of us, the selling shareholders nor the underwriter (nor any of our or their respective affiliates) have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. None of us, the selling shareholders nor the underwriter (or any of our or their respective affiliates) take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling shareholders and the underwriter (or any of their respective affiliates) are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where

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offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is only accurate as of the date on the front cover page of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering and the offering of our common stock in certain jurisdictions may be restricted by law. If you possess this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering, you should find out about and observe these restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. Neither we, the selling shareholders nor the underwriter are making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “Skyline Champion,” the “Company,” “we,” “us” and “our” refer to Skyline Champion Corporation following the contribution of the Contributed Shares (as defined below) by Champion Holdings to Skyline, and the Shares Issuance (as defined below) by Skyline to the members of Champion Holdings (such transactions are collectively referred to herein as the “Exchange”) and Champion Holdings prior to the Exchange. All references in this prospectus supplement to “Champion Holdings” and “Skyline” refer to Champion Enterprises Holdings, LLC and Skyline Corporation, respectively, in each case prior to the Exchange. See “Prospectus Supplement Summary—Our Principal Shareholders.”

MARKET, RANKING AND OTHER INDUSTRY DATA

The market, ranking and other industry data included or incorporated by reference in this prospectus supplement, including the size of certain markets and our position and the position of our competitors within these markets, are based on published industry sources, our own research and estimates based on our management’s knowledge and experience in the markets in which we operate. Our estimates have been based on information obtained from trade and business organizations and other contacts in the markets in which we operate. We note that our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the risk factors contained and incorporated by reference herein.

TRADEMARKS

We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. In addition, our name, logo and website name and address are our service marks or trademarks. Some of the more important trademarks and service marks that we use include Champion Homes®, Skyline Homes®, Athens Park Model RVs®, Dutch Housing, Excel Homes®, Homes of Merit®, New Era®, Redman Homes®, Shore Park®, Silvercrest®, Titan Homes®, Moduline® and SRI Homes®. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to or incorporated by reference in this prospectus supplement may be listed without the ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, service marks, trade names and copyrights. This prospectus supplement may also include trademarks, service marks or trade names of other companies. Each trademark, trade name or service mark by any other company appearing in this prospectus supplement, including those documents incorporated by reference belongs to its holder.

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PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information about us contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus supplement and accompanying prospectus carefully, as well as the documents incorporated by reference herein and therein and any free writing prospectus we provide to you, including the information referred to under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. See “Cautionary Note Regarding Forward-Looking Statements” included in this prospectus supplement and “Forward-Looking Statements” included in the accompanying prospectus. References in this prospectus supplement to fiscal 2018 refer to the fiscal year ended March 31, 2018. All information in this prospectus supplement assumes no exercise of the underwriter’s option to purchase additional shares, unless otherwise noted.

THE COMPANY

We are the largest independent publicly traded factory-built housing company in the United States and western Canada with pro forma net sales in fiscal 2018 of $1.3 billion. We have more than 65 years of homebuilding experience, 6,800 employees and 36 manufacturing facilities throughout the United States and western Canada, and offer a leading portfolio of manufactured and modular homes, park model RVs and modular buildings for the multi-family, hospitality, senior and workforce housing sectors.

In addition to our core home building business, we operate a factory-direct retail business, Titan Factory Direct, with 21 retail locations spanning the southern United States, and Star Fleet Trucking, providing transportation services to the manufactured housing and other industries from ten dispatch locations across the United States.

We build homes under some of the most well know brand names in the factory-built housing industry including Skyline Homes, Champion Homes, Athens Park Model RVs, Dutch Housing, Excel Homes, Homes of Merit, New Era, Redman Homes, Shore Park, Silvercrest, Titan Homes in the United States and Moduline and SRI Homes in western Canada.

Our Principal Shareholders

On June 1, 2018, Skyline Champion Corporation was formed by Skyline and Champion Holdings combining their operations pursuant to the Share Contribution & Exchange Agreement (the “Exchange Agreement”), dated as of January 5, 2018, by and between Skyline and Champion Holdings. Pursuant to the Exchange Agreement, Champion Holdings contributed to Skyline Corporation all of the issued and outstanding shares of capital stock of Champion Holdings’ wholly-owned operating subsidiaries, Champion Home Builders, Inc. (“CHB”), and CHB International B.V. (“CIBV”) (the shares of stock of CHB and CIBV contributed to Skyline, the “Contributed Shares”), and in exchange for the Contributed Shares, Skyline issued to the members of Champion Holdings, in the aggregate, 47,752,008 shares of Skyline common stock, $0.0277 par value per share (such issuance, the “Shares Issuance”).

On June 1, 2018, in connection with the Exchange, investment funds affiliated with Bain Capital Credit Member, LLC (the “Bain Funds”), investment funds affiliated with Centerbridge Capital Partners, L.P. (the “Centerbridge Funds”), and investment funds affiliated with MAK Capital One L.L.C. (the “MAK Funds” and, together with the Bain Funds and the Centerbridge Funds, the “Principal Shareholders”), together with the Company, entered into an Investor Rights Agreement. See “Description of Capital Stock—Investor Rights Agreement” in the accompanying prospectus.

Upon completion of this offering, the Principal Shareholders will collectively own approximately 27.5% of our issued and outstanding common stock. The Bain Funds, the Centerbridge Funds and the MAK Funds will own approximately 8.9%, 8.6% and 10.0%, respectively, of our issued and outstanding common stock. As a result, the Principal Shareholders will continue to have significant influence over us. See “Risk Factors—Risks Relating to our Common Stock and this Offering—The Principal Shareholders will continue to have significant influence over us after this offering and their interests may conflict with yours and ours.”

Corporate Information

Skyline Champion Corporation was originally incorporated in Indiana in 1959 as Skyline Corporation. Following the completion of the Exchange, we changed our name to Skyline Champion Corporation. Our principal executive offices are located at 2520 By-Pass Road, Elkhart, Indiana 46515. Our website is located at www.ir.skylinechampion.com. Our website and the information contained on our website is not incorporated by reference and is not a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, you should read the section in the accompanying prospectus entitled “Description of Capital Stock” and the documents referred to therein.

Issuer	Skyline Champion Corporation

Common stock offered by the selling shareholders	4,500,000 shares

Common stock to be outstanding after this offering	56,713,294 shares

Option to purchase additional shares	The selling shareholders have granted the underwriter a 30-day option to purchase up to 675,000 additional shares.

Use of proceeds	The selling shareholders will receive all of the net proceeds from this offering. We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders. See “Use of Proceeds” for additional information.

Risk factors	Investing in our common stock involves a high degree of risk. You should consider the matters referred to under the heading “Risk Factors” of this prospectus supplement and in the accompanying prospectus and the risk factors incorporated by reference from our filings with the Securities and Exchange Commission (the “SEC”).

Dividend policy	We have no current plans to pay dividends on our common stock in the foreseeable future. Any future determination to pay dividends to shareholders will be at the sole discretion of our board of directors and will depend upon many factors, including general economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, the implications of the payment of dividends by us to our shareholders or by our subsidiaries to us and any other factors that our board of directors may deem relevant. See “Dividend Policy.”

NYSE ticker symbol	“SKY”

The number of shares of our common stock to be outstanding after this offering is based on 56,713,294 shares of our common stock outstanding as of November 19, 2018 and excludes 5,650,928 shares of our common stock reserved for the future issuance of grants under our 2018 Equity Incentive Plan.

Except as otherwise noted, all information in this prospectus supplement assumes the underwriter does not exercise its option to purchase up to 675,000 additional shares of common stock from the selling shareholders.

RISK FACTORS

Investment in our securities involves a high degree of risk. For a discussion of the cautionary information you should carefully consider before deciding to purchase any of our securities, please review the risk factors included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks that are described in the risk factors included in our Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2018 that was filed with the SEC on November 8, 2018, as well as other documents that we file with the SEC that are incorporated by reference. Each of these risk factors, as well as any additional risks and uncertainties not known to us or currently deemed immaterial, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Relating to our Common Stock and this Offering

Our stock price could fluctuate significantly, which could cause the value of your investment to decline, and you may not be able to resell your shares at or above the price you paid for them.

Securities markets worldwide have experienced, and may continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions or events, could reduce the market price of our common stock regardless of our operating performance. The trading price of our common stock is likely to be volatile and subject to wide price fluctuations in response to various factors, including:

•	market conditions in the broader stock market;

•	regulatory or political developments;

•	actual or anticipated fluctuations in our quarterly financial and operating results;

•	introduction of new products or services by us or our competitors;

•	issuance of new or changed securities analysts’ reports or recommendations;

•	sales, or anticipated sales, of large blocks of our stock;

•	additions or departures of key personnel;

•	litigation and governmental investigations; and

•	changing economic conditions.

These and other factors may cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our shareholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business, which could significantly harm our profitability and reputation.

The Principal Shareholders will continue to have significant influence over us after this offering and their interests may conflict with yours and ours.

The Principal Shareholders currently own approximately 35.4% of our common stock and will own approximately 27.5% of our common stock following the completion of this offering (or 26.3% if the underwriter exercises in full its option to purchase additional shares from the selling shareholders), based on the

56,713,294 shares of our common stock outstanding as of November 19, 2018, and six of our nine directors were designated by the Principal Shareholders pursuant to the Investor Rights Agreement between us and the Principal Shareholders. Although we are no longer a “controlled company” under the NYSE rules, the Principal Shareholders are able, and following this offering will continue to be able, to exert a significant degree of influence over the Company’s management and affairs and over matters requiring shareholder approval, including the election of directors, a merger, consolidation or sale of all or substantially all of our assets and other significant business or corporate transactions.

The Principal Shareholders may have interests that are different from other shareholders and may vote in a way that is adverse to the interests of other shareholders. In addition, this concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of the our common stock to decline or prevent our shareholders from realizing a premium over the market price for their shares.

Additionally, each of the Principal Shareholders is in the business of making investments in companies and may acquire and hold, and in a few instances have acquired and held, interests in businesses that compete directly or indirectly with us. One or more of the Principal Shareholders may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us.

Certain of our directors have relationships with the Principal Shareholders, which may cause conflicts of interest with respect to our business.

As of the date of this prospectus supplement, three of our nine directors are affiliated with a Principal Shareholder. Our Principal Shareholder-affiliated directors have fiduciary duties to us and, in addition, have duties to their respective funds. As a result, these directors may face real or apparent conflicts of interest with respect to matters affecting both us and their funds, whose interests may be adverse to ours in some circumstances.

Following the completion of the secondary offering of our common stock on September 25, 2018, we are no longer a “controlled company” within the meaning of the corporate governance standards of the NYSE. However, we will continue to qualify for, and may rely on, exemptions from certain corporate governance requirements that would otherwise provide protection to our shareholders during a one-year transition period.

Following the completion of the secondary offering of our common stock on September 25, 2018, the Principal Shareholders ceased to control a majority of the voting power of our common stock. As a result, we are no longer a “controlled company” within the meaning of the NYSE corporate governance standards.

Consequently, the NYSE rules will require that we (i) have a majority of independent directors on our board of directors within one year after the date we no longer qualified as a “controlled company”; (ii) (A) have at least a majority of independent directors on each of the compensation and nominating and governance committees within 90 days after the date we no longer qualified as a “controlled company” and (B) have compensation and nominating and governance committees composed entirely of independent directors within one year of such date; and (iii) perform an annual performance evaluation of the compensation and nominating and governance committees.

During this transition period, we will continue to qualify for and may continue to utilize the available exemptions from certain corporate governance requirements as permitted by NYSE rules. Accordingly, during the transition period, you may not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance requirements, which could make our common stock less attractive to some investors or otherwise harm our stock price.

Anti-takeover provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws could prohibit a change of control that our shareholders may favor and could negatively affect our stock price.

In addition to the Principal Shareholders’ beneficial ownership of a substantial percentage of our common stock, our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws contain provisions that could make it more difficult and expensive for a third party to acquire control of us, even if a change of control would be beneficial to the interests of our shareholders. These provisions could discourage potential takeover attempts and could adversely affect the market price of our common stock. These provisions may also prevent or frustrate attempts by our shareholders to replace or remove our management. For example, our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws:

•	permit our board of directors to issue preferred stock with such terms as they determine, without shareholder approval;

•	require advance notice for shareholder proposals and director nominations; and

•	contain limitations on convening shareholder meetings and shareholder action by written consent.

These provisions make it more difficult for shareholders or potential acquirers to acquire us without negotiation and could discourage potential takeover attempts and could adversely affect the market price of our common stock.

If a substantial number of shares become are sold in a short period of time, the market price of our common stock could decline, which could impede our ability to raise additional capital through the issuance of additional shares of our common stock or other equity securities.

As of November 19, 2018, there were 56,713,294 shares of our common stock outstanding. Of our issued and outstanding shares, all the common stock sold in this offering will be freely transferable, except for any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. In addition, the selling shareholders, our executive officers and our directors (other than Mr. Richard Florea) have entered into a lock-up agreement with the underwriter which regulates their sales of our common stock for a period of 45 days after the date of this prospectus supplement, subject to certain exceptions. After these restrictions have elapsed, additional shares, some of which will be subject to vesting, will be eligible for sale in the public market. If our existing shareholders sell substantial amounts of our common stock in the public market following this offering, the market price of our common stock could decrease significantly. The perception in the public market that our existing shareholders might sell shares of common stock could also depress the market price of our common stock.

In addition, we have reserved 5,650,928 shares of common stock for issuance under our equity compensation plans. A decline in the price of shares of our common stock caused by the lapse of resale restrictions by our existing shareholders or the sale of common stock issued pursuant to our equity incentive plans might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our stock or if our results of operations do not meet their expectations, then our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, then our stock price could decline.

We do not anticipate paying any cash dividends for the foreseeable future.

We currently intend to retain our future earnings, if any, for the foreseeable future, to fund the development and growth of our business. As a result, capital appreciation in the price of our common stock, if any, will be your only source of gain on an investment in our common stock.

Any future determination to pay dividends to shareholders will be at the sole discretion of our board of directors and will depend upon many factors, including general economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, the implications of the payment of dividends by us to our shareholders or by our subsidiaries to us and any other factors that our board of directors may deem relevant. See “Dividend Policy.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. We may also make forward-looking statements in other reports filed with the SEC, in materials delivered to shareholders and in press releases. In addition, our representatives may from time to time make oral forward-looking statements. These forward-looking statements, including, in particular, statements with respect to management’s beliefs, plans, objectives, goals, expectations, assumptions, estimates, intentions, synergies, projections in connection with the valuation of Skyline Champion after the Exchange and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the control of Skyline Champion, and which may cause actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by such forward-looking statements.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. The matters referred to in the forward-looking statements contained or incorporated by reference in this prospectus supplement may not in fact occur. We caution you therefore against relying on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	local, regional, national and international economic and financial market conditions and the impact they may have on the Company and our customers and our assessment of that impact;

•	demand fluctuations in the U.S. and Canadian housing industry;

•	the impact of customer preferences;

•	regulations pertaining to the housing and park model RV industries;

•	general or seasonal weather conditions affecting sales;

•	the potential impact of natural disasters on sales and raw material costs;

•	the prices and availability of materials;

•	periodic inventory adjustments by, and changes to relationships with, independent retailers;

•	changes in interest and foreign exchange rates;

•	more stringent credit standards or financing terms may be imposed by lenders on us, our dealers or customers;

•	the ability to service debt;

•	the impact of inflation;

•	the impact of labor costs, shortage, and turnover;

•	competitive pressures on pricing and promotional costs;

•	the availability of insurance coverage and changes in insurance costs;

•	the timely development and acceptance of new products and services and perceived overall value of these products and services by others;

•	greater than expected costs or difficulties related to the integration of new products and lines of business;

•	acquisitions and the integration of acquired businesses;

•	the effect of changes in laws and regulations with which we must comply;

•	the effect of changes in accounting policies and practices and auditing requirements; and

•	management’s ability to attract and retain executive officers and key personnel.

Factors that could cause or contribute to such differences include, but are not limited to, those that are discussed in other documents we file with the SEC. Any forward-looking statement made by us in or through incorporation by reference in this prospectus speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

USE OF PROCEEDS

The selling shareholders will receive all of the proceeds from the sale of shares offered by the selling shareholders in this prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders. We will, however, bear the costs associated with the sale of shares by the selling shareholders, other than underwriting discounts and commissions and certain other expenses customarily borne by selling shareholders.

MARKET PRICE OF OUR COMMON STOCK

Our common stock is listed on the NYSE under the symbol “SKY”. The following table sets forth the high and low sales prices per share of our common stock as reported by the NYSE or, prior to June 4, 2018, the NYSE American stock exchange, for the periods indicated:

	High	Low
Year ended April 1, 2017
First Quarter	$11.86	$7.00
Second Quarter	$13.69	$8.66
Third Quarter	$17.35	$9.02
Fourth Quarter	$15.94	$7.27
Year ended March 31, 2018
First Quarter	$9.61	$5.07
Second Quarter	$13.92	$5.49
Third Quarter	$13.50	$10.31
Fourth Quarter	$24.99	$12.59
Year ending March 30, 2019
First Quarter	$35.65	$21.01
Second Quarter	$34.66	$23.15
Third Quarter (through November 26, 2018)	$30.95	$21.43

On November 26, 2018, the last reported sale price of our common stock on the NYSE was $23.59 per share. As of the date of this prospectus supplement, we had approximately 587 holders of record of our common stock. The actual number of shareholders is greater than this number of record holders and includes shareholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include shareholders whose shares may be held in trust by other entities. Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

DIVIDEND POLICY

We intend to retain all available funds and any future earnings for general corporate purposes. However, in the future, subject to the factors described below and our future liquidity and capitalization, we may change this policy and choose to pay dividends.

On May 31, 2018, Skyline paid a special cash dividend of $0.62381 per share of common stock to shareholders of record at the close of business on May 25, 2018. Any future determination to pay dividends to shareholders will be at the sole discretion of our board of directors and will depend upon many factors, including general economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, the implications of the payment of dividends by us to our shareholders or by our subsidiaries to us and any other factors that our board of directors may deem relevant.

SELLING SHAREHOLDERS

The number of shares of common stock outstanding and percentage of beneficial ownership before this offering set forth below is computed on the basis of 56,713,294 shares of our common stock issued and outstanding as of November 19, 2018. The number of shares of common stock and percentage of beneficial ownership after the consummation of this offering set forth below are based on the number of shares to be issued and outstanding immediately after the consummation of this offering.

The following table, based upon information currently known by us, sets forth as of November 19, 2018: (i) the number of shares of common stock held of record or beneficially by the selling shareholders as of such date (as determined below), (ii) the number of shares being offered by each selling shareholder pursuant to this prospectus supplement and (iii) the number of shares of our common stock that will be owned by each selling shareholder immediately after the offering contemplated by this prospectus supplement. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.

	Common Stock
Name of Selling Shareholders	Beneficially Owned as of November 19, 2018		Offered Pursuant to this Prospectus (no option exercise)	Beneficially Owned upon Completion of this Offering (no option exercise)
	Number	Percentage		Number	Percentage
Centerbridge Capital Partners, L.P. and related investment funds(1)(2)	6,600,571	11.6%	1,750,000	4,850,571	8.6%
MAK Champion Investment LLC and related investment funds(3)	6,689,759	11.8%	1,000,000	5,689,759	10.0%
Sankaty Champion Holdings, LLC and related investment funds(4)	6,799,631	12.0%	1,750,000	5,049,631	8.9%

(1)

Following completion of this offering, Centerbridge Capital Partners, L.P. and related investment funds intend to distribute in kind shares not to exceed 16% of the total shares of our common stock sold by such investment funds in this offering and, following such distributions, such investment funds will no longer beneficially own such shares.

(2)

The shares included in the table consist of: 6,182,574 shares held by Centerbridge Capital Partners, L.P., 209,190 shares held by Centerbridge Capital Partners Strategic, L.P., 152,072 shares held by CCP Champion Investors, LLC and 56,735 shares held by Centerbridge Capital Partners SBS, L.P. Centerbridge Associates, L.P. is the general partner of each of Centerbridge Capital Partners, L.P. and Centerbridge Capital Partners Strategic, L.P., and the manager of CCP Champion Investors, LLC. Centerbridge Cayman GP Ltd. is the general partner of Centerbridge Associates, L.P. CCP SBS GP, LLC is the general partner of Centerbridge Capital Partners SBS, L.P. Jeffrey H. Aronson and Mark T. Gallogly are the directors of Centerbridge Cayman GP Ltd. and managing members of CCP SBS GP, LLC. Assuming no exercise of the underwriter’s option to purchase additional shares, (i) Centerbridge Capital Partners, L.P. will sell 1,635,498 shares of common stock, (ii) Centerbridge Capital Partners Strategic, L.P. will sell 56,768 shares of common stock, (iii) CCP Champion Investors, LLC will sell 42,047 shares of common stock and (iv) Centerbridge Capital Partners SBS, L.P. will sell 15,687 shares of common stock. If the underwriter exercise in full its option to purchase additional shares, (i) Centerbridge Capital Partners, L.P. will sell 1,880,823 shares of common stock, (ii) Centerbridge Capital Partners Strategic, L.P. will sell 65,283 shares of common stock, (iii) CCP Champion Investors, LLC will sell 48,354 shares of common stock and (iv) Centerbridge Capital Partners SBS, L.P. will sell 18,040 shares of common stock. The business address of each of the entities and persons identified in this note is 375 Park Avenue, New York, New York 10152.

(3)

The shares included in the table consist of: 4,883,524 shares held by MAK Champion Investment LLC (“MAK Champion”) and 1,806,235 shares held by MAK-ro Capital Master Fund LP (“MAK-ro”). MAK Champion Investment LLC is wholly owned by the MAK Capital Fund LP. MAK GP LLC is the general partner of, and MAK Capital One LLC is the investment adviser to, each of MAK Capital Fund LP and MAK-ro Capital Master Fund LP. Michael A. Kaufman is the managing member of MAK GP LLC and MAK Management LLC. Assuming no exercise of the underwriter’s option to purchase additional shares, (i) MAK Champion will sell 730,000 shares of common stock and (ii) MAK-ro will sell 270,000 shares of common stock. If the underwrites exercise in full its option to purchase additional shares, (i) MAK Champion will sell 839,500 shares of common stock and (ii) MAK-ro will sell 310,500 shares of common stock. The business address of each of the entities and persons identified above is 590 Madison Avenue, Suite 2401, New York, New York 10022.

(4)

The shares included in the table consist of: 4,952,595 shares held by Sankaty Champion Holdings, LLC (“SCH”), whose manager is Bain Capital Credit Member, LLC (“BCCM”) and 1,847,036 shares held by Sankaty Credit Opportunities IV, L.P. (together with SCH, “Bain Capital Credit”), whose sole general partner is Sankaty Credit Opportunities Investors IV, LLC, whose managing member is BCCM. Assuming no exercise of the underwriter’s option to purchase additional shares, (i) SCH will sell 1,274,634 shares of common stock and (ii) Sankaty Credit Opportunities IV, L.P. will sell 475,366 shares of common stock. If the underwriter exercise in full its option to purchase additional shares, (i) SCH will sell 1,465,829 shares of common stock and (ii) Sankaty Credit Opportunities IV, L.P. will sell 546,671 shares of common stock. Bain Capital Credit has an address of 200 Clarendon Street, Boston, MA 02116.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO

NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income and estate tax considerations applicable to non-U.S. holders with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering. All prospective non-U.S. holders of our common stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States or any political subdivision thereof;

•

a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement. These laws are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus.

We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, S corporations, regulated investment companies, banks, financial institutions, insurance companies, real estate investment trusts, pension plans, brokers, dealers or traders in securities, commodities or currencies, holders who have elected to mark securities to market, tax-qualified retirement plans, holders subject to the alternative minimum tax or the Medicare contribution tax, holders who hold or receive our common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our common stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction, synthetic security or other integrated investment, holders deemed to sell our common stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their common stock through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our common stock.

There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income or estate tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock.

THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO BE TAX ADVICE. NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME AND ESTATE TAXATION, STATE, LOCAL AND NON-U.S. TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Distributions on Our Common Stock

Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock, but not below zero. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Disposition of Our Common Stock.” Distributions, if any, on our common stock generally will also be subject to the discussion below under the heading “FATCA.”

Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate of the gross amount of the dividends, or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. To claim the exemption, the non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8ECI (or successor form), certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

The certification requirement described above must be provided to us or the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically. The certification also may require a non-U.S. holder that provides an IRS form or that claims treaty benefits to provide its U.S. taxpayer identification number. Special certification and other requirements apply in the case of certain non-U.S. holders that hold shares of our common stock through intermediaries or are pass-through entities for U.S. federal income tax purposes.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If at the time a distribution is made we are not able to determine whether or not it will be treated as a dividend for U.S. federal income tax purposes (as opposed to being treated as a return of capital or capital gain), we or a financial intermediary may withhold tax on all or a portion of such distribution at the rate applicable to dividends. However, a non-U.S. holder may obtain a refund of any excess withholding by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Disposition of Our Common Stock

Subject to the discussion below regarding “Backup Withholding and Information Reporting” and “FATCA,” in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock (including a redemption, but only if the redemption would be treated as a sale or exchange rather than as a distribution for U.S. federal income tax purposes) unless:

•

the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

our common stock constitutes a U.S. real property interest because we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation.” Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. Even if we are or become a U.S. real property holding corporation, provided that our common stock is regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), our common stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds or is deemed to hold more than 5% of our outstanding common stock, (directly, indirectly, or constructively), during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). No assurance can be provided that our common stock will continue to be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our common stock paid to such holder and the tax withheld, if any, with respect to such dividends, regardless of whether withholding was required. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code), or otherwise establish an exemption, in order to avoid backup withholding at the then applicable rate with respect to dividends on our common stock. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Pursuant to Sections 1471 through 1474 of the Code (“FATCA”), we may be required to withhold U.S. federal tax at the rate of 30% on payments of dividends and, beginning on January 1, 2019, gross proceeds from a sale or other taxable disposition (including a retirement or redemption) of our common stock made to non-U.S. financial institutions and certain other non-U.S. nonfinancial entities (whether such financial institutions or nonfinancial entities are beneficial owners or intermediaries) unless they satisfy certain due diligence and information reporting requirements. An intergovernmental agreement between the United States and the non-U.S. holder’s jurisdiction may modify these requirements. Prospective holders of the notes are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in the notes.

U.S. Federal Estate Tax

Shares of our common stock that are owned or treated as owned at the time of death by an individual who is not a citizen or resident of the United States, as specifically defined for U.S. federal estate tax purposes, are considered U.S. assets and will be included in the individual’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY RECENTLY ENACTED CHANGES IN APPLICABLE LAWS.

UNDERWRITING

We, the selling stockholders and the underwriter named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, the underwriter has agreed to purchase from the selling stockholders the number of shares indicated in the following table.

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	4,500,000

The underwriting agreement provides that the underwriter is obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below.

We and the selling shareholders have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The selling shareholders have granted to the underwriter a 30-day option to purchase on a pro rata basis up to 675,000 additional outstanding shares from the selling shareholders at the public offering price less the underwriting discounts and commissions.

The underwriter has agreed to purchase the shares of common stock from the selling stockholders at a price of $21.80 per share, which will result in $98,100,000 of proceeds to the selling stockholders before expenses. The underwriter proposes to offer the shares of common stock from time to time for sale in one or more transactions on NYSE, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares may be deemed underwriting compensation. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and as such dealers may receive compensation in the form of discounts, concessions or commission from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to who they may sell as principal.

The expenses of the offering, not including the underwriting discount, are estimated at $300,000 and are payable by us. We have also agreed to reimburse the underwriter for up to $27,500 of certain expenses related to this offering.

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of the underwriter for a period of 45 days after the date of this prospectus subject to certain exceptions.

The selling shareholders, our executive officers and our directors (other than Mr. Florea) have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the underwriter for a period of 45 days after the date of this prospectus, subject to certain exceptions.

In connection with the offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares in the offering. The underwriter may close out any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase additional shares pursuant to the option granted to it. “Naked” short sales are any sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriter in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the Company’s stock, and may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

A prospectus in electronic format may be made available on the web sites maintained by the underwriter, or selling group members, if any, participating in this offering. and may distribute prospectuses electronically. The underwriter may agree to allocate a number of shares to selling group members, if any, for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations.

Other Relationships

The underwriter and its affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its respective affiliates may in the future perform various financial advisory and investment banking services for us, for which they may receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area, no offer of shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares referred to in (a) to (c) above shall result in a requirement for the Company or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of ordinary shares is made or who receives any communication in respect of an offer of the shares, or who initially acquires any shares will be deemed to have represented, warranted, acknowledged and agreed to and with each representative and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or where the shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the underwriter and its respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriter have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of the shares to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

This prospectus supplement and any other material in relation to the shares described herein is only being distributed to, and is only directed at, persons in the United Kingdom who are “qualified investors” or otherwise in circumstances which do not require publication by the Company of a prospectus pursuant to section 85(1) of the UK Financial Services and Markets Act 2000.

Any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, investment professionals falling within Article 19(5), or high net worth entities falling within Article 49(2), of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order

2005 or other persons to whom such investment or investment activity may lawfully be made available (together, “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus supplement and should not act or rely on it.

Hong Kong

WARNING: The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to any offer of the shares. If recipients are in any doubt about any of the contents of this prospectus supplement, they should obtain independent professional advice.

The shares may not be offered or sold by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (2) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notification under Section 309(B)(1)(c) of the SFA

We have determined that the shares are (A) prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and the underwriter has agreed that it will not offer or sell any shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus supplement relates may be illiquid or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been and will not be submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) or to a restricted circle of investors (cercle restreint d’investisseurs), in each case acting for their own account, or otherwise in circumstances in which no offer to the public occurs, all as defined in and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with Article L.411-2-I-1°-or-2°-or 3° of the French Code monétaire et financier and Article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (offre au public).

The shares may not be distributed directly or indirectly to the public except in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier and applicable regulations thereunder.

Notice to Prospective Investors in Canada

Resale Restrictions

The distribution of shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing the shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us, the selling shareholders and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriter is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein and the selling shareholders may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of the shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares in their particular circumstances and about the eligibility of the shares for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Ropes & Gray LLP. Ropes & Gray LLP and some of its attorneys are limited partners in RGIP, LP, which is a direct investor in Skyline Champion Corporation and is also an investor in certain investment funds affiliated with Bain Capital Credit. RGIP, LP directly and indirectly owns less than 1% of our common stock. The validity of the shares of common stock offered by this prospectus supplement, as well as certain legal matters under Indiana law, will be passed upon for us by Taft Stettinius & Hollister LLP. Certain legal matters in connection with this offering will be passed upon for the underwriter by Latham and Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements of Skyline as of May 31, 2017 and 2016 and for each of the years in the three-year period ended May 31, 2017 incorporated by reference into this prospectus supplement have been so included in reliance on the reports of Crowe LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Champion Enterprises Holdings, LLC and its subsidiaries for the year ended March 31, 2018 appearing in Skyline Champion Corporation’s Current Report on Form 8-K/A dated June 14, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock, reference is made to the registration statement and its exhibits. Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document are not necessarily complete. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.ir.skylinecorporation.com as soon as reasonably practicable after filing such documents with the SEC. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement and any prospectus supplement and (ii) after the date of the filing of this registration statement and prior to its effectiveness (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules).

•	Annual Report on Form 10-K for the year ended May 31, 2017, which was filed with the SEC on August 11, 2017;

•

Definitive Proxy Statement on Schedule 14A for our 2017 Annual Meeting of Shareholders which was filed with the SEC on August 22, 2017 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended May 31, 2017);

•	Definitive Proxy Statement on Schedule 14A for our 2018 Annual Meeting of Shareholders which was filed with the SEC on September 5, 2018;

•

Definitive Proxy Statement on Schedule 14A for our Special Meeting of Shareholders which was filed with the SEC on April 25, 2018 (excluding the sections under the headings “Opinion of the Financial Advisor to the Skyline Board of Directors—Relative Contributions Analysis” and “Certain Projected Financial Information”) and the Definitive Additional Materials on Schedule 14A which was filed with the SEC on May 18, 2018;

•

Quarterly Reports on Form 10-Q for the quarterly periods ended September 3, 2017, December 3, 2017, March 4, 2018, June 30, 2018 and September 29, 2018 which were filed with the SEC on October 6, 2017, January 11, 2018, April 12, 2018, August 9, 2018 and November 8, respectively;

•

Current Reports on Form 8-K which were filed with the SEC on June 14, 2017, July 18, 2017, July 27, 2017, August 11, 2017, October 3, 2017, January 5, 2018, January 24, 2018, January 25, 2018, January 29, 2018, May 14, 2018, May 15, 2018, May 17, 2018, June 6, 2018, as amended on June 14, 2018 and as further amended on June 22, 2018, July 13, 2018, July 30, 2018, August 6, 2018, August 27, 2018, September 27, 2018 and November 16, 2018;

•

The audited consolidated financial statements of Skyline set forth in Item 8. Financial Statements and Supplementary Data, including the notes related thereto and the related report of Crowe LLP thereon, on pages 20-37 of Skyline’s Annual Report on Form 10-K for the year ended May 31, 2016, which was filed with the SEC on August 5, 2016; and

•

The description of our common stock contained in the registration statement on Form 8-A which was filed with the SEC on August 30, 2013, and any amendment or report we may file with the SEC for the purpose of updating such description.

Any statement in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request, and we will provide, a copy of these filings at no cost by writing or telephoning us at:

Skyline Champion Corporation

Post Office Box 743, 2520 By-Pass Road

Elkhart, Indiana 46515

Phone: (574) 294-6521

Attn: Roger Scholten

PROSPECTUS

Skyline Champion Corporation

$100,000,000 Common Stock

Selling Shareholders

46,033,375 Shares of Common Stock

We may, from time to time, in one or more offerings, offer and sell up to $100,000,000 of our common stock.

In addition, the selling shareholders named in this prospectus may, from time to time, in one or more offerings, offer and sell up to 46,033,375 shares of common stock.

We or the selling shareholders may offer and sell the common stock to or through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general manner in which we or the selling shareholders will offer the common stock. We may provide a supplement to this prospectus that describes the specific manner in which we or the selling shareholders will offer the common stock. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

We will not receive any proceeds from the sale of our common stock by the selling shareholders.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “SKY.” On July 12, 2018, the closing price of our common stock was $32.66 per share.

Investing in our common stock involves risk. See “Risk Factors” beginning on page 6 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of the common stock or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 30, 2018

We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and any free writing prospectus we prepare or authorize. Neither we nor the selling shareholders have authorized anyone to provide you with different information or make any representation on our or their behalf, and neither we nor the selling shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. This prospectus or any accompanying prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and neither we nor the selling shareholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate as of any date other than its date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may over time, offer and sell up to $100,000,000 of our common stock, in one or more offerings and at prices and on terms that we determine at the time of the offering. In addition, the selling shareholders may offer and sell, from time to time, in one or more offerings, up to 46,033,375 shares of our common stock in any manner described below under the heading “Plan of Distribution.” This prospectus provides you with a general description of the common stock. We may provide a prospectus supplement containing specific information about the terms of a particular offering by us or the selling shareholders. The prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and, if applicable, the prospectus supplement, together with the additional information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for more information.

Unless the context otherwise indicates, the terms “Skyline Champion,” the “Corporation,” “we,” “us” and “our” used in this prospectus refer to Skyline Champion Corporation and all of its subsidiaries, and the phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement(s).

ABOUT SKYLINE CHAMPION CORPORATION

Business Combination of Skyline Corporation and Champion Enterprises Holdings, LLC

On June 1, 2018, Skyline Champion Corporation (formerly known as Skyline Corporation) and Champion Enterprises Holdings, LLC (“Champion Holdings”) combined their operations pursuant to the Share Contribution & Exchange Agreement (the “Exchange Agreement”), dated as of January 5, 2018, by and between Skyline Corporation and Champion Holdings. Pursuant to the Exchange Agreement, Champion Holdings contributed to Skyline Corporation all of the issued and outstanding shares of capital stock of Champion Holdings’ wholly-owned operating subsidiaries, Champion Home Builders, Inc. (“CHB”), and CHB International B.V. (“CIBV”) (the shares of stock of CHB and CIBV contributed to Skyline Corporation, the “Contributed Shares”), and in exchange for the Contributed Shares, Skyline Corporation issued to the members of Champion Holdings, in the aggregate, 47,752,008 shares of Skyline Corporation common stock, $0.0277 par value per share (such issuance, the “Shares Issuance”). The contribution of the Contributed Shares by Champion Holdings to the Corporation, and the Shares Issuance by Skyline Corporation to the members of Champion Holdings are collectively referred to herein as the “Exchange.”

Skyline Champion Corporation Overview

We are the largest independent publicly traded factory-built housing company in North America with pro forma net sales in fiscal year 2018 of $1.3 billion. We have more than 65 years of homebuilding experience, 6,800 employees and 36 manufacturing facilities throughout the United States and western Canada, and offer a leading portfolio of manufactured and modular homes, park model RVs and modular buildings for the multi-family, hospitality, senior and workforce housing sectors.

In addition to our core home building business, we operate a factory-direct retail business, Titan Factory Direct, with 21 retail locations spanning the southern United States, and Star Fleet Trucking, providing transportation services to the manufactured housing and other industries from ten dispatch locations across the United States.

We build homes under some of the most well know brand names in the factory-built housing industry including Skyline Homes, Champion Homes, Athens Park Model RVs, Dutch Housing, Excel Homes, Homes of Merit, New Era, Redman Homes, Shore Park, Silvercrest, Titan Homes in the U.S. and Moduline and SRI Homes in western Canada.

Products and Services

We design, produce, market, and transport a range of manufactured and modular homes, park model RVs, and commercial solutions. We believe the broad scope of our product and service offerings provide us advantages relative to other factory-built construction companies.

Factory-Built Housing

A majority of our manufactured products are constructed in accordance with the HUD code. We produce a broad range of manufactured and modular homes under a variety of brand names and in a variety of floor plans and price ranges. While most of the homes we build are single-family, multi-section, ranch-style homes, we also build two-story, single-section, and Cape Cod style homes as well as multi-family units such as town homes, apartments, duplexes, and triplexes. The single-family homes that we manufacture generally range in size from 400 to 4,000 square feet and typically include two to four bedrooms, a living room and/or family room, a dining room, a kitchen and typically two full bathrooms. We also build park model RVs for resorts and campgrounds and commercial modular structures, including hotels, student and workforce housing.

We regularly introduce homes with new floor plans, exterior designs and elevations, decors and features. Our corporate marketing and engineering departments work with our manufacturing facilities to design homes that appeal to consumers’ changing tastes at appropriate price points for its markets. We design and build homes with a traditional residential or site-built appearance through the use of, among other features, dormers and higher pitched roofs. We also design and build energy efficient homes, and several of our U.S. manufacturing facilities are qualified to produce “Energy Star®” rated homes.

We construct homes in indoor facilities using an assembly-line process employing approximately 100 to 200 production employees at each facility. Factory-built homes are constructed in one or more sections (also known as floors) on an affixed steel support frame that allows the sections to be moved through the assembly line and transported upon sale. The sections of many of the modular homes we produce are built on wooden floor systems and transported on carriers that are removed upon placement of the home at the home site. Each section or floor is assembled in stages, beginning with the construction of the frame and the floor, then adding the walls, ceiling and roof assembly, and other constructed and purchased components, and ending with a final quality control inspection. The efficiency of the assembly-line process, protection from the weather, and favorable pricing of materials resulting from our substantial purchasing power enables us to produce homes more quickly and often at a lower cost than a conventional site-built home of similar quality.

Retail

We offer a wide selection of manufactured and modular homes as well as park model RVs at company-owned retail locations across Texas and the Southeast marketed under the Titan brand. We maintain company-owned retail presence through 21 retail sales centers in Florida, Georgia, Louisiana, North Carolina, Oklahoma, Texas, and Virginia. We have benefited from the strategic expansion of our captive distribution to enhance the reach of our factory-built housing products directly to the homebuyer.

Each of our full-service retail sales centers has a sales office and a variety of display model homes of various sizes, floor plans, features, and prices that are displayed in a residential setting with sidewalks and landscaping. Customers may purchase a home from an inventory of homes maintained at the location, including a model home, or may order a home that will be built at a manufacturing facility. The collective benefits of our retail organization provide industry leadership with the expertise to be proactive to local economic conditions and ultimately provide affordable homes to value-conscious homebuyers.

Logistics

We operate a logistics business, Star Fleet, specializing in the transportation of manufactured homes and recreational vehicles from manufacturing facilities to retailers. Star Fleet’s delivery logistics are coordinated through ten dispatch terminals located in Colorado, Indiana, Oklahoma, and Pennsylvania. Star Fleet has strong relationships with its customer base, which consists of some of the largest manufactured housing companies (including our own factory-built housing products) and related product manufacturers in the United States.

Corporate Information

Skyline Champion Corporation was originally incorporated in Indiana in 1959 as Skyline Corporation. Following the completion of the Exchange, we changed our name to Skyline Champion Corporation. Our principal executive offices are located at 2520 By-Pass Road, Elkhart, Indiana 46515. Our website is located at www.ir.skylinechampion.com. Our website and the information contained on our website is not incorporated by reference and is not a part of this prospectus or part of any prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may also make forward-looking statements in other reports filed with the SEC, in materials delivered to shareholders and in press releases. In addition, our representatives may from time to time make oral forward-looking statements. These forward-looking statements, including, in particular, statements with respect to management’s beliefs, plans, objectives, goals, expectations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the control of Skyline Champion, and which may cause actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by such forward-looking statements.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. The matters referred to in the forward-looking statements contained or incorporated by reference in this prospectus may not in fact occur. We caution you therefore against relying on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	local, regional, national, and international economic and financial market conditions and the impact they may have on Skyline Champion and our customers and our assessment of that impact;

•	demand fluctuations in the U.S. and North American housing industry;

•	the impact of customer preferences;

•	regulations pertaining to the housing and park model RV industries;

•	general or seasonal weather conditions affecting sales;

•	the potential impact of natural disasters on sales and raw material costs;

•	the prices and availability of materials;

•	periodic inventory adjustments by, and changes to relationships with, independent retailers;

•	changes in interest and foreign exchange rates;

•	more stringent credit standards or financing terms may be imposed by lenders on us, our dealers or customers;

•	the ability to service debt;

•	the impact of inflation;

•	the impact of labor costs, shortage, and turnover;

•	competitive pressures on pricing and promotional costs;

•	the availability of insurance coverage and changes in insurance costs;

•	the timely development and acceptance of new products and services and perceived overall value of these products and services by others;

•	greater than expected costs or difficulties related to the integration of new products and lines of business;

•	acquisitions and the integration of acquired businesses;

•	the effect of changes in laws and regulations with which we must comply; and

•	the effect of changes in accounting policies and practices and auditing requirements.

Factors that could cause or contribute to such differences include, but are not limited to, those that are discussed in other documents we file with the SEC. Any forward-looking statement made by us in or through incorporation by reference in this prospectus speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

RISK FACTORS

Investment in our common stock involves a high degree of risk. You should consider carefully the risk factors included in Exhibit 99.3 to our Current Report on Form 8-K, which was filed with the SEC on July 13, 2018, and in any Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed subsequent hereto and other filings we make with the SEC from time to time, each of which is incorporated herein by reference in its entirety, as well as other information in or incorporated by reference in this prospectus and the “Risk Factors” section in the applicable prospectus supplement, before purchasing any of our securities. Each of these risk factors, as well as any additional risks and uncertainties not known to us or currently deemed immaterial, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of common stock offered by us under this prospectus will be used for general corporate purposes, which may include, without limitation, working capital, paydown of then-existing debt, acquisitions and other business purposes. Pending application of the net proceeds, we may invest the proceeds in investment-grade, interest-bearing investments or other securities. If we decide to use the net proceeds from a particular offering for a specific purpose other than as set forth above, we will describe that in the related prospectus supplement.

We will not receive any proceeds from the sale of our common stock by the selling shareholders. We will, however, bear the costs associated with the sale of shares by the selling shareholders, other than underwriting discounts and commissions and certain other expenses customarily borne by selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders indicated below may resell from time to time up to an aggregate of 46,033,375 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act). Unless the context otherwise requires, as used in this prospectus, “selling shareholders” includes the selling shareholders named in the table below and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling shareholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement.

The following table, based upon information currently known by us, sets forth as of June 30, 2018: (i) the number of shares of common stock held of record or beneficially by each selling shareholder as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by each selling shareholder. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.

The selling shareholders listed in the following table may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below.

Information about additional selling shareholders, if any, including their identities and the common stock to be registered on their behalf, may be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. Information concerning the selling shareholders may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus, if and when necessary.

	Common Stock
Name of Selling Shareholders	Beneficially Owned prior to this Offering(1)	Offered Pursuant to this Prospectus(1)
Centerbridge Capital Partners, L.P. and related investment funds (2)	13,933,292	13,933,292
MAK Capital One L.L.C. and related investment funds (3)	13,654,189	13,654,189
Sankaty Champion Holdings, LLC and related investment funds (4)	13,878,442	13,878,442
Arthur J. Decio	1,374,284	1,374,284
Keith A. Anderson	1,463,707	1,463,707
Timothy A. Burkhardt	50,803	50,803
Laurie M. Hough	260,942	260,942
Roger K. Scholten	202,523	202,523
Mark. J. Yost	579,803	579,803
Kenneth R. Josuttes	109,524	109,524
Other selling shareholders (5 persons) (5)	525,866	525,866

(1)

We do not know when or in what amounts the selling shareholders may offer shares of common stock for sale. The selling shareholders may decide not to sell any or all of the shares offered by this prospectus. Information about the actual amount to be offered by a selling shareholder and the shares beneficially owned by the selling shareholders upon completion of an offering will be set forth in the applicable prospectus supplement.

(2)

The shares included in the table consist of: 13,050,933 shares held by Centerbridge Capital Partners, L.P., 441,584 shares held by Centerbridge Capital Partners Strategic, L.P., 321,013 shares held by CCP Champion Investors, LLC and 119,762 shares held by Centerbridge Capital Partners SBS, L.P. Centerbridge Associates, L.P. is the general partner of each of Centerbridge Capital Partners, L.P. and Centerbridge Capital Partners Strategic, L.P., and the manager of CCP Champion Investors, LLC. Centerbridge Cayman GP Ltd. is the general partner of Centerbridge Associates, L.P. CCP SBS GP, LLC is the general partner of Centerbridge Capital Partners SBS, L.P. Jeffrey H. Aronson and Mark T. Gallogly are the directors of Centerbridge Cayman GP Ltd. and managing members of CCP SBS GP, LLC. The business address of each of the entities and persons identified in this note is 375 Park Avenue, New York, New York 10152.

(3)

The shares included in the table consist of: 9,967,558 shares held by MAK Champion Investment LLC and 3,686,631 shares held by MAK-ro Capital Master Fund LP. MAK Champion Investment LLC is wholly owned by the MAK Capital Fund LP. MAK GP LLC is the general partner of, and MAK Capital One LLC is the investment adviser to, each of MAK Capital Fund LP and MAK-ro Capital Master Fund LP. Michael A. Kaufman is the managing member of MAK GP LLC and MAK Management LLC. The business address of each of the entities and persons identified above is 590 Madison Avenue, Suite 2401, New York, New York 10022.

(4)

The shares included in the table consist of: 10,108,533 shares held by Sankaty Champion Holdings, LLC (“SCH”), whose manager is Bain Capital Credit Member, LLC (“BCCM”) and 3,769,909 shares held by Sankaty Credit Opportunities IV, L.P. (together with SCH, “Bain Capital Credit”), whose sole general partner is Sankaty Credit Opportunities Investors IV, LLC, whose managing member is BCCM. Bain Capital Credit has an address of 200 Clarendon Street, Boston, MA 02116.

(5)	All of such persons beneficially own, in the aggregate, less than 1% of our common stock outstanding prior to this offering.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and other rights of holders of our capital stock. We refer you to our Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws, registration rights agreement and investor rights agreement, copies of which are incorporated by reference herein.

Our authorized capital stock consists of 115,000,000 shares of common stock, par value $0.0277 per share, of which 56,188,252 shares of common stock are issued and outstanding as of June 30, 2018.

Common Stock

Holders of our common stock are entitled to the following rights.

Voting Rights

Each share of common stock entitles the holder to one vote for each share of common stock held with respect to any matter presented at a regular or special meeting of shareholders on which the holders of common stock are entitled to vote. Our shares of common stock vote as a single class and all shares of common stock have equal and identical rights, privileges, powers, obligations, restrictions and voting rights. Shareholders do not have cumulative voting rights with respect to the election of candidates to our Board of Directors.

A plurality vote shall be necessary to elect any director, and on all other matters, except as otherwise provided in our Amended and Restated Certificate of Incorporation or our Amended and Restated By-Laws or as required by law, the action or a question will be approved if the number of votes cast in favor of the action or question exceeds the number of votes cast opposing the action or question.

Dividend Rights

Holders of common stock will share equally on a per share basis in any dividend declared by our Board of Directors, subject to any statutory or contractual restrictions on the payment of dividends.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to shareholders after payment of liabilities.

Other Rights

Our shareholders have no subscription, redemption or conversion rights. Our common stock does not entitle its holders to pre-emptive rights for additional shares. All of the outstanding shares of our common stock are fully-paid and non-assessable.

Registration Rights

Funds affiliated with Bain Capital Credit, Centerbridge Partners, L.P., and MAK Capital (such funds, collectively, the “Sponsors”) and Arthur Decio have certain registration rights with respect to our common stock.

Investor Rights Agreement

In connection with the Exchange, the Corporation, Champion Holdings, and the Sponsors entered into an investor rights agreement (the “Investor Rights Agreement”) providing for, among other things, certain agreements between the parties to the agreement relating to the composition of the Board of Directors of Skyline Champion, and certain rights to information regarding Skyline Champion in favor of the Sponsors.

Anti-takeover Provisions

Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws contain provisions that delay, defer or discourage transactions involving an actual or potential change in control of us or change in our management. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our shareholders. However, they also give our Board of Directors the power to discourage transactions that some shareholders may favor, including transactions in which shareholders might otherwise receive a premium for their shares or transactions that our shareholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.

No Cumulative Voting

The Indiana Business Corporation Law (the “IBCL”) provides that shareholders are not entitled to the right to cumulate votes in the election of directors unless the articles of incorporation specifically authorizes cumulative voting. Our Amended and Restated Certificate of Incorporation does not authorize cumulative voting.

Requirements for Advance Notification of Shareholder Meetings, Nominations and Proposals

Our Amended and Restated By-Laws provide that special meetings of the shareholders may be called by the Chairman of our Board of Directors, the vice chairman of the Board of Directors, or by the Board of Directors.

Our Amended and Restated By-Laws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors. In order for any matter to be properly brought before a meeting, a shareholder will have to comply with the advance notice requirements. Our Amended and Restated By-Laws allow our Board of Directors to adopt such rules and regulations for the conduct of the meetings as they may deem proper, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Corporation.

Exclusive Forum

Our Amended and Restated By-Laws provide that, unless we consent in writing in advance to the selection of an alternative forum, the Circuit or Superior Courts of Elkhart County, State of Indiana, or the United States District Court in the Northern District of Indiana in a case of pendent jurisdiction, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of fiduciary duty owed by any director, officer, employee, or agent of the Corporation to the Corporation or the Corporation’s shareholders, (iii any action asserting a claim arising pursuant to any provision of the Act, the Corporation’s Articles, or the By-Laws, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein. The choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits with respect to such claims. However, it is possible that a court could rule that the provision is unenforceable or inapplicable.

Corporate Opportunities

The Investor Rights Agreement provides that Champion Holdings and the Sponsors (together, the “Investors”) and their affiliates have no duty to offer us an opportunity to participate in business opportunities presented to the Investors or not to engage in business activities or lines of business that may compete with us, and that none of the Investors will be liable to us or our shareholders for breach of any duty by reason of any of those activities unless, in the case of any person who is a director of our Corporation, such business opportunity is expressly offered to such director solely in his or her capacity as an director or board observer of our Corporation.

Listing

Our common stock is listed on the NYSE under the symbol “SKY.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

We are registering common stock, with an aggregate offering price not to exceed $100,000,000, to be sold by us under a “shelf” registration process. In addition, on behalf of the selling shareholders, we are registering 46,033,375 shares of our common stock for resale, from time to time, by the selling shareholders.

If we or a selling shareholder offers any securities under this prospectus, if required, we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.

We and/or a selling shareholder may sell the securities in any of the following ways (or in any combination) from time to time:

•	on the NYSE or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers;

•	through agents;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	through loans or pledges of our common stock to a broker-dealer who may sell shares of our common stock so loaned or, upon a default, may sell or otherwise transfer the pledged stock;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law and described in an applicable prospectus supplement.

With respect to a particular offering of shares of common stock held by the selling shareholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•

the public offering price of the securities and the proceeds to us and/or to the selling shareholders, as the case may be, and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	information about the selling shareholders, including the relationship between the selling shareholders and us.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We and/or the selling shareholders may effect the distribution of the common stock from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

The selling shareholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales.

Offers to purchase common stock may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. In such a case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered common stock directly.

If underwriters are used in the sale of any common stock, the common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. Depending on the type of offering, the underwriters may be obligated to purchase all of the common stock if they purchase any of the common stock (other than any common stock purchased upon exercise of any over-allotment option).

We or the selling shareholders may offer the common stock covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our common stock through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell our common stock on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any common stock sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.

We or the selling shareholders may sell the common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the common stock and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

If we or the selling shareholders utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we or the selling shareholders, as applicable, may sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale.

In effecting sales, broker-dealers or agents engaged by us or the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts, or concessions from us or the selling shareholders in amounts to be negotiated immediately prior to the sale.

In connection with the sale of the common stock or otherwise, we or the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock covered by this prospectus in the course of hedging the positions they assume. We or the selling shareholders may also sell short the common stock covered by this prospectus and deliver the common stock to close out short positions, or loan or pledge the common stock covered by this prospectus to broker-dealers that in turn may sell these securities.

The selling shareholders and any underwriter, broker-dealer, or agent that participates in the distribution of the common stock may be deemed to be an “underwriter” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the common stock, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement. Any compensation paid to underwriters, dealers or agents in connection with the offering of the common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement.

The aggregate proceeds to us and the selling shareholders from the sale of the common stock will be the purchase price of the common stock less discounts and commissions, if any.

Underwriters or agents may purchase and sell the common stock in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or limiting a decline in the market price of the common stock and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the common stock in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

Our common stock is listed on the NYSE under the symbol “SKY.”

Agents, broker-dealers and underwriters may be entitled to indemnification by us and, if applicable, the selling shareholders, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

Agents, broker-dealers and underwriters or their affiliates may be customers of, engage in transactions with, or perform services for, us or the selling shareholders (or their affiliates) in the ordinary course of business. We and the selling shareholders may also use underwriters or other third parties with whom such selling shareholders have a material relationship. We and the selling shareholders (or their affiliates) will describe the nature of any such relationship in the applicable prospectus supplement.

We and the selling shareholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of any of the securities offered in this prospectus by the selling shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the actions of the Corporation, the selling shareholders and their respective affiliates.

In order to comply with the securities laws of certain states, if applicable, the common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling common stock under this prospectus, we and/or the selling shareholders may sell the common stock offered in compliance with the provisions of Rule 144 or Rule 144A under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Ropes & Gray LLP and some of its attorneys are limited partners in RGIP, LP, which is a direct investor in Skyline Champion Corporation and is also an investor in certain investment funds affiliated with Bain Capital Credit. RGIP, LP directly and indirectly owns less than 1% of our common stock. The validity of the common stock and certain other matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by Taft Stettinius & Hollister LLP.

EXPERTS

The consolidated financial statements of Skyline Corporation as of May 31, 2017 and 2016 and for each of the years in the three-year period ended May 31, 2017 incorporated by reference into this prospectus have been so included in reliance on the reports of Crowe Horwath LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Champion Enterprises Holdings, LLC and subsidiaries for the year ended March 31, 2018 appearing in Skyline Champion Corporation’s Current Report on Form 8-K/A dated June 14, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.ir.skylinechampion.com as soon as reasonably practicable after filing such documents with the SEC. You may also read and copy any document that we file at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto. Information on our website or the SEC’s website is not part of, or incorporated by reference into, this prospectus, other than the documents filed with the SEC that we incorporate by reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed with the SEC. This prospectus does not contain all of the information included in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (i) on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement and (ii) after the date of the filing of this registration statement and prior to its effectiveness (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules).

•	Annual Report on Form 10-K for the year ended May 31, 2017, which was filed with the SEC on August 11, 2017;

•

Definitive Proxy Statement on Schedule 14A for our 2017 Annual Meeting of Shareholders which was filed with the SEC on August 22, 2017 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended May 31, 2017);

•

Definitive Proxy Statement on Schedule 14A for our Special Meeting of Shareholders which was filed with the SEC on April 25, 2018 and the Definitive Additional Materials on Schedule 14A which was filed with the SEC on May 18, 2018;

•

Quarterly Reports on Form 10-Q for the quarterly periods ended September 3, 2017, December 3, 2017 and March 4, 2018 which were filed with the SEC on October 6, 2017, January 11, 2018 and April 12, 2018, respectively;

•

Current Reports on Form 8-K which were filed with the SEC on June 14, 2017, July 18, 2017, July 27, 2017, August 11, 2017, October 3, 2017, January 5, 2018, January 24, 2018, January 25, 2018, January 29, 2018, May 14, 2018, May 15, 2018, May 17, 2018, June 6, 2018, as amended June 14, 2018 and as further amended June 22, 2018, and July 13, 2018;

•

The audited consolidated financial statements of Skyline Corporation set forth in Item 8. Financial Statements and Supplementary Data, including the notes related thereto and the related report of Crowe Horwath LLP thereon, on pages 20-37 of Skyline Corporation’s Annual Report on Form 10-K for the year ended May 31, 2016, which was filed with the SEC on August 5, 2016;

•

The description of our common stock contained in the registration statement on Form 8-A which was filed with the SEC on May 31, 2018, and any amendment or report we may file with the SEC for the purpose of updating such description.

Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide, a copy of these filings at no cost by writing or telephoning us at:

Skyline Champion Corporation

P.O. Box 743, 2520 By-Pass Road

Elkhart, Indiana 46515

Phone: (574) 294-6521

Attn: Roger Scholten

4,500,000 Shares

Skyline Champion Corporation

Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley

November 27, 2018